UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39376	47-2846548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Suite 200 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 779-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On July 14, 2020, Poseida Therapeutics, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the initial public offering (the “IPO”) of shares of its common stock, par value $0.0001 per share (the “Common Stock”). The Restated Certificate amends and restates the Company’s amended and restated certificate of incorporation in its entirety to, among other things: (i) increase the authorized number of shares of common stock to 250,000,000 shares; (ii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; and (iii) reflect certain public company governance matters described in the Company’s registration statement on Form S-1. The Company’s board of directors (the “Board”) and the Company’s stockholders previously approved the Restated Certificate in connection with the IPO.

Amendment and Restatement of Bylaws

Effective as of July 14, 2020, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Restated Bylaws amend and restate the Company’s bylaws in its entirety to, among other things, reflect certain public company governance matters described in the Company’s registration statement on Form S-1. The Board and the Company’s stockholders previously approved the Restated Bylaws in connection with the IPO.

The foregoing descriptions of the Restated Certificate and the Restated Bylaws are qualified in their entirety by reference to the full text of the Restated Certificate and the Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively.

Item 8.01	Other Events.

On July 14, 2020, the Company closed its IPO of 14,000,000 shares of Common Stock, at a price to the public of $16.00 per share. The gross proceeds to the Company from the IPO were $224.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. In addition, the Company has granted the underwriters of the IPO a 30-day option to purchase up to an additional 2,100,000 shares of Common Stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poseida Therapeutics, Inc.

Date: July 14, 2020	By:	/s/ Eric Ostertag
Eric Ostertag, M.D., Ph.D.
Chief Executive Officer